UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA	50010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NLNK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement Amendment

On November 19, 2019, NewLink Genetics Corporation (“NewLink” or the “Company”), Cyclone Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), and Lumos Pharma, Inc., a privately-held Delaware corporation (“Lumos”), entered into Amendment No. 1 to Agreement and Plan of Merger and Reorganization (the “Merger Agreement Amendment” and, together with the Agreement and Plan of Merger and Reorganization, the “Merger Agreement”). The Merger Agreement Amendment, among other things, (i) extends the agreed upon timing to file the preliminary proxy statement with the Securities and Exchange Commission from within 45 days following the date of the Merger Agreement to within 53 days following the date of the Merger Agreement; (ii) provides that immediately after the Effective Time (as defined in the Merger Agreement), the Company’s board of directors (the “Board”) will consist of six members, and the Board will unanimously appoint a seventh member after the closing of the transactions contemplated by the Merger Agreement; and (iii) provides clarifying edits with respect to certain notice information and the timing for filing the amendments to the Company’s certificate of incorporation to effect a reverse stock split and a name change.

The foregoing description of the material terms of the Merger Agreement Amendment is qualified in its entirety by reference to the full text of the Merger Agreement Amendment, a copy of which is filed as Exhibit 2.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated November 19, 2019, by and among NewLink Genetics Corporation, Cyclone Merger Sub, Inc. and Lumos Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWLINK GENETICS CORPORATION

Dated: November 19, 2019	By:	/s/ Brad J. Powers
		Name:	Brad J. Powers
		Title:	General Counsel
(Principal Executive Officer)